EXHIBIT 10.1
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(JMB - XI)



                          PURCHASE AGREEMENT
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              (Riverside Square; Hackensack, New Jersey)


     THIS AGREEMENT is made and entered into as of July 22, 1999 (the "Effective Date") by and between JMB INCOME PROPERTIES LTD.-XI, an Illinois limited partnership (hereinafter called "Seller"), and SHOPCO ADVISORY CORP., a New York corporation (hereinafter called "Buyer").



                            R E C I T A L S
                            ---------------


     A. Seller is the owner of that certain real property located in the City of Hackensack, County of Bergen, State of New Jersey, consisting primarily of a shopping center sometimes known as "Riverside Square".

     B. Buyer desires to purchase and Seller desires to sell such premises on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "Land") described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures and fixtures located upon the Land, all right, title and interest of Seller in and to those items of personal property used in connection with the operation of the "Property" (as hereinafter defined), excluding any personal property owned by the property manager of the Property, but including, without limitation, the personal property described in Exhibit "B" attached hereto and made a part hereof, all right, title and interest of Seller in and to the name "Riverside Square", and, to the extent assignable, all right, title and interest of Seller in and to all leases, the "REA" (as hereinafter defined), contract rights, agreements, tenant lists, advertising material and telephone exchange numbers relating solely to the Property (hereinafter, collectively, the "Property"), all upon the terms, covenants and conditions hereinafter set forth.

     2.    PURCHASE PRICE.

           A. The purchase price (the "Purchase Price") for the Property shall be the sum of Fifty Nine Million Five Hundred Thousand and No/100 Dollars ($59,500,000.00).

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

           A. ESCROW DEPOSIT. Concurrently herewith, Buyer shall deliver One Million and No/100 Dollars ($1,000,000.00) (together with all interest earned thereon, the "Escrow Deposit") to First American Title Insurance Company of New York, 228 East 45th Street, New York, New York 10017, Attention: Mr. John Tonelli (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). The Escrow Deposit hereunder shall be made by Buyer to Escrow Holder pursuant to wire transfer of immediately available federal funds and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

           B. CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     4.    CONDITIONS PRECEDENT

           A.    TITLE MATTERS.

                 (1) TITLE REPORT. Seller has delivered to Buyer a current preliminary title report (together with copies of all exceptions listed therein, the "Preliminary Title Report") covering the Property from First American Title Insurance Company of New York (which company, in its capacity as title insurer hereunder, is herein called the "Title Company").

Buyer has also obtained a Preliminary Title Report from Land Title Agency, Inc. as agent for Stewart Title Guaranty Company (which company, in its capacity as title insurer hereunder, is herein called the "Other Title Company"). In addition, Seller has delivered to Buyer that certain survey of the Property dated June 14, 1999, prepared by Boswell Engineering
("Survey").   Buyer has delivered a notice to Seller (the "Initial Title
Objection Notice") setting forth those title and survey matters to which Buyer objects, which Initial Title Objection Notice is attached hereto as Exhibit "K".


                 (2) ADDITIONAL TITLE MATTERS. Approval by Buyer of any additional exceptions to title or survey matters first disclosed after the Effective Date shall be a condition precedent to Buyer's obligation to purchase the Property; provided, however, such approval shall not be unreasonably withheld. Unless Buyer gives written notice (a "Supplemental Title Objection Notice") that it approves any such additional exceptions to title or survey matters, stating the exceptions or matters so disapproved, on or before the sooner to occur of five (5) days after receipt of written notice thereof and the Closing Date, Buyer shall be deemed to have approved said additional title or survey matters.

                 (3) TITLE OBJECTIONS. Seller shall have until the sooner to occur of (a) with respect to the Initial Title Objection Notice, five (5) business days from the Effective Date (or, with respect to a Supplemental Title Objection Notice, five (5) business days from the date of receipt of such Supplemental Title Objection Notice) and (b) the Closing Date, within which to notify Buyer as to each properly disapproved matter either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either (A) use commercially reasonable efforts to cause such disapproved matter to be removed on the Closing Date, or (B) obtain a title endorsement (if available) insuring over such disapproved matter; provided, however, Seller shall have no liability if for any reason, after electing under (ii) above, such additional disapproved matters are not removed or insured over as of the Closing Date.

Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such additional disapproved matters to be removed. If Seller elects not to cause any or all such additional disapproved matters to be removed or insured over as aforesaid, Buyer shall have until the sooner to occur of
(aa) five (5) days from receipt of written notice thereof (or from the date of Seller's deemed election as aforesaid) and (bb) the Closing Date, within which to notify Seller in writing either that (i) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or
(ii) Buyer terminates this Agreement (and thereupon the Escrow Deposit shall be delivered to Buyer and, except for those provisions hereof which survive termination, this Agreement shall thereupon terminate). Failure to deliver any written notification by Buyer of its election within such period shall be deemed to be an election by Buyer to proceed with the purchase of the Property without any reduction in the Purchase Price and to take subject to such previously disapproved matters. Notwithstanding anything to the contrary contained herein, at "Closing" (as hereinafter defined) Seller shall be obligated to cause the removal of any exceptions evidencing any mortgages, deeds of trust or other loan documents securing any financing obtained, assumed or suffered to exist by Seller and to cause the removal (or to obtain title insurance over) any tax or judgment liens against Seller and any mechanic's or materialmen's liens against the Property for work performed by or on behalf of Seller. In addition, if Buyer seeks to obtain an extended coverage "Owner's Policy" (as defined below), Seller shall reasonably attempt to provide Title Company and Other Title Company at the Closing with such evidence and customary documents as reasonably required by Title Company and Other Title Company to issue such extended coverage (with Seller having no obligation to expend any sums in connection therewith).

                 (4) TITLE POLICY. It shall be a condition precedent to Buyer's obligation to consummate the transactions contemplated herein that on the Closing Date, the Title Company shall issue (or irrevocably commit to issue) an owner's title insurance policy in the standard ALTA form (the "Owner's Policy"), in the face amount of the Purchase Price, which Owner's Policy shows title to the Property to be vested of record in Buyer, and the following to be the only exceptions to title (the "Permitted Exceptions"):

                      (a) The general printed exceptions which appear in the standard ALTA form owner's policy of title insurance issued by Title Company in the State of New Jersey;

                      (b) Real estate taxes and assessments not yet due and payable; and

                      (c) Such exceptions to title or survey matters as may be approved or deemed approved by Buyer pursuant to the provisions of this Paragraph 4A.

Seller hereby acknowledges that Buyer desires to obtain the Owner's Policy from Title Company and Other Title Company, with Title Company and Other Title Company acting as co-insurers. In the event that Buyer elects to obtain co-insurance with respect to the Owner's Policy, Seller agrees to reasonably cooperate with Buyer to enable Buyer to obtain such co-insurance; provided, however, that Seller shall not be required to satisfy any additional requirements of Other Title Company (or provide Other Title Company with any additional documentation; Seller's sole obligation with respect to Other Title Company being to provide Other Title Company with the same documentation that Seller is required to provide Title Company pursuant to this Paragraph 4A), it being the intention of Buyer and Seller that Buyer (and not Seller) shall be responsible for satisfying any and all additional requirements of Other Title Company (and providing Other Title Company with any required additional documentation) and Seller shall not have any obligation to correspond with Other Title Company in connection with the issuance of such co-insurance.

           B. DUE DILIGENCE REVIEWS. Buyer hereby acknowledges and agrees that Buyer has previously completed all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all "Tenant Leases" (as defined below), "Service Agreements" (as defined below), reciprocal easement agreements, and all physical, environmental and compliance matters and conditions respecting the Property (other than title and survey matters which shall be governed by the provisions of Paragraph 4A above). Without limitation on the foregoing, in no event shall Buyer conduct any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like). To the extent that Buyer desires to (a) contact any tenant of the Property, and/or (b) contact any governmental authority having jurisdiction over the Property, Buyer shall notify Seller of such contacts and keep Seller reasonably informed with respect to the nature and status of all such contacts by disclosing to Seller any material information received as a result of such contacts). At Seller's written request, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports (other than appraisals) relating to the Property prepared for or on behalf of Buyer by any third party and in the event of any termination of this Agreement, shall return all documents and other materials, if any, previously furnished to Buyer by Seller. Except for confidential disclosures to Buyer's attorneys, accountants, lenders, investors and representatives, Buyer shall keep all information or data received or discovered in connection with any of its inspections, reviews or examinations of the Property strictly confidential prior to the Closing.

           C. TENANT ESTOPPEL CERTIFICATES. Receipt of estoppel certificates ("Tenant Estoppel Certificates") dated not earlier than June 1, 1999 from (i) all tenants of the Property with premises containing five thousand five hundred square feet (5,500 sq. ft.) or more gross leasable area (excluding Liz Claiborne and including Saks), which tenants are listed on Exhibit "C-1" attached hereto and made a part hereof, and (ii) from a sufficient number of the balance of the tenants at the Property so that estoppel certificates shall be received under clauses (i) (excluding Saks) and (ii) with respect to not less than seventy five percent (75%) of the gross leased area, in the aggregate (excluding Saks and Bloomingdales), covered by Tenant Leases in effect as of the date hereof, is a condition precedent to Buyer's obligation to purchase the Property hereunder. The form of estoppel certificate to be received from each tenant shall be substantially in the form of Exhibit "C-2" attached hereto and made a part hereof; provided, however, that so long as an estoppel certificate meets the "Minimum Estoppel Standards", then (1) if the applicable Tenant Lease prescribes the required form (or content) of such estoppel certificate, then such required form (or content) shall be deemed acceptable, or (2) if
(a) the tenant under the applicable Tenant Lease is a national tenant, or
(b) the tenant estoppel certificate received with respect to a Tenant Lease is not in the form of Exhibit "C-2" but confirms the material economic terms of such Tenant Lease, then (c) such tenant estoppel certificate shall be deemed acceptable. Seller's sole obligation hereunder shall be to utilize reasonable efforts to obtain such estoppel certificates (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor, other than for minor administrative charges, whether imposed by tenants or incurred by Seller). Buyer shall have the option to waive the condition precedent set forth herein by notice to Seller (whereupon such condition will be deemed satisfied). In the event that on or before the Closing Date such condition is not satisfied (or waived as aforesaid), the obligations of Seller to sell, and Buyer to purchase, this Agreement shall terminate (except for those provisions hereof which survive termination) and the Escrow Deposit shall be returned to Buyer. Notwithstanding the foregoing to the contrary, in the event that the condition set forth in this Paragraph 4C is satisfied

(or waived by Buyer) on or before the Closing Date, but Seller has not received Tenant Estoppel Certificates from the balance of the tenants at the Property with respect to one hundred percent (100%) of the gross leased area, in the aggregate, covered by Tenant Leases in effect as of the date hereof, Seller shall deliver a certificate of Seller ("Seller Estoppel Certificate") with respect to each Tenant Lease for which no Tenant Estoppel Certificate is received, which Seller Estoppel Certificate shall meet the Minimum Estoppel Standards. Any Seller Estoppel Certificate delivered by Seller hereunder shall be in substantially the same form as the Tenant Estoppel Certificate attached as Exhibit "C-2" hereto, with appropriate changes to reflect that (I) such certificate is being delivered by Seller rather than the tenant, (II) paragraphs 3, 4 and 6 are limited to Seller's knowledge (as defined in this Agreement), (III) paragraphs 7, 8 and 10 will be deleted, and (IV) Seller's obligation under such certificate shall be limited to the Survival Period set forth in Paragraph 7C of this Agreement and the limitations of liability set forth in Paragraph 10B of this Agreement. To the extent that Seller delivers a Seller Estoppel Certificate with respect to a Tenant Lease pursuant to this Paragraph 4C, then if Seller later receives a Tenant Estoppel Certificate with respect to such Tenant Lease which confirms the information provided in the Seller Estoppel Certificate with respect to such Lease (or otherwise meets the Minimum Estoppel Standards), Seller shall have the right to deliver such Tenant Estoppel Certificate to Buyer and upon the delivery of such Tenant Estoppel Certificate to Buyer, Seller shall not have any liability with respect to such Seller Estoppel Certificate previously delivered to Buyer with respect to such Tenant Lease. As used herein, the term "Minimum Estoppel Standards" means a Tenant Estoppel Certificate or Seller Estoppel Certificate which (A) identifies or lists all lease documents comprising the applicable Tenant Lease, (B) specifies to such tenant's knowledge or to Seller's knowledge, as appropriate, landlord defaults under such Tenant Lease, if any, (C) states the commencement date or expiration date of such Tenant Lease, (D) acknowledges that the rent under such Tenant Lease has not been paid to Seller more than one month in advance (or specifies the amount of rent, if any, paid to Seller more than one month in advance), and
(E) acknowledges, to Seller's knowledge, if applicable, that there are no offsets or defenses to the payment of rent thereunder or unfunded allowances (or specifies the amount of any such unfunded allowances); provided, however, that a Tenant Estoppel Certificate or Seller Estoppel Certificate, as applicable, shall be deemed to have not met the Minimum Estoppel Standards if such Tenant Estoppel Certificate or Seller Estoppel Certificate, as applicable, states that Seller is in material default under the applicable Tenant Lease or fails to confirm that the material economic terms of such Tenant Lease are as set forth in the lease documents comprising such Tenant Lease.

           D. REA ESTOPPEL CERTIFICATES. The receipt of an estoppel certificate substantially in the form of Exhibit "C-3" attached hereto and made a part hereof (the "REA Estoppel Certificate") dated not earlier than June 1, 1999 with respect to that certain Construction, Operating and Reciprocal Easement Agreement dated June 5, 1975, by and among Federated Stores Realty, Federated Department Stores and Saks and Company, as amended by that certain First Amendment dated December 23, 1977, that certain Assignment of Operating Agreement dated October 17, 1983, and that certain Second Amendment dated February __, 1994 (as amended, the "REA") is a condition precedent to Buyer's obligation to purchase the Property hereunder; provided, however, that an REA Estoppel Certificate shall not be deemed acceptable if such REA Estoppel Certificate states that Seller is in material default under the REA or fails to confirm the matters set forth in the form of REA Estoppel Certificate delivered to such REA Party. Buyer hereby acknowledges that certain documents listed in the REA Estoppel Certificate for Bloomingdales are not listed on Exhibit H-2 attached hereto.

           E. PERFORMANCE BY SELLER. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property; provided however, unless this Agreement has previously terminated, if Seller tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Buyer shall not refuse to perform its obligations hereunder on the basis of a prior breach by Seller hereunder. In addition, in the event that on the Closing Date, there shall have occurred any material adverse changes in the representations or warranties of Seller contained in Paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement and, upon any such termination, the Escrow Deposit shall be refunded to Buyer. Buyer shall have the option to waive the condition precedent set forth in this Paragraph 4E by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

           F. PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property; provided however, unless this Agreement has previously terminated, if Buyer tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Seller shall not refuse to perform its obligations hereunder on the basis of a prior breach by Buyer hereunder.
In addition, in the event that on the Closing Date there shall have occurred any material adverse changes in the representations or warranties of Buyer contained in Paragraph 7B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement and, upon any such termination, the Escrow Deposit shall be refunded to the party entitled thereto under the terms and conditions of this Agreement. Seller shall have the option to waive the condition precedent set forth in this Paragraph 5F by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     5. CLOSING PROCEDURE. The closing ("Closing") of sale and purchase herein provided shall be consummated on the Closing Date through escrow ("Escrow") pursuant to the "Escrow Instructions" (as hereinafter defined). As used herein, "Closing Date" means August 5, 1999, or such earlier date as may be agreed upon by Buyer and Seller.

           A. ESCROW. On or before the Closing Date, the parties shall deliver to Escrow Holder the following: (1) by Seller, a duly executed and acknowledged original deed ("Deed") in the form of Exhibit "D" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made through Escrow pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller and Escrow Holder in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the satisfaction of the conditions precedent to Buyer's obligation to purchase the Property set forth in Paragraphs 4A, 4B, 4C, 4D and 4E of this Agreement, the satisfaction of the conditions precedent to Seller's obligation to sell the Property set forth in Paragraph 4F, the Escrow Holder's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing Escrow Holder to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

           B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Escrow Holder's depositing the same for recordation,
(y) the Closing Payment (and the Escrow Deposit) shall be delivered by Escrow Holder to Seller and (z) at the Closing, the following items shall be delivered:

                 (1) SELLER DELIVERIES. Seller shall deliver the following to Buyer either directly or through Escrow hereunder:

                      (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "E" attached hereto and made a part hereof;

                      (b) A certificate of Seller ("Seller Closing Certificate") updating the representations and warranties contained in Paragraph 7A hereof to the Closing Date and noting any changes thereto;

                      (c) A notice to the tenants ("Tenant Notice") signed by Seller advising them of the sale in form reasonably satisfactory to Seller and Buyer;

                      (d)   A notice to the parties to the Service
Agreements ("Service Provider Notice") signed by Seller advising them of the sale in form reasonably satisfactory to Seller and Buyer;

                      (e) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller ("Certificate of Non-Foreign Status") in the form of Exhibit "F" attached hereto and made a part hereof;

                      (f) Duly executed and acknowledged transfer declarations or other similar documents satisfying state law requirements, if applicable ("Transfer Declarations");

                      (g) To the extent not previously delivered to Buyer, copies of all Tenant Estoppel Certificates, Seller Estoppel Certificates and REA Estoppel Certificates in Seller's possession.

                      (h) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                      (i)   Such additional documents as may be
reasonably required by Buyer and Title Company and the Other Title Company (subject to the terms hereof) in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                      (j) To the extent in Seller's possession or control, originals of all Tenant Leases, Service Agreements, the balance of any tenant advertising, merchandising, promotional funds or other similar accounts, all non-cash security deposits under Tenant Leases, if any, plans and specifications, tenant files, invoices, billings and other similar books and records necessary for the continued operation of the Property, licenses, permits, certificates of occupancy, certificates of insurance from any tenants, and keys tagged for identification, to the extent the foregoing relate to the Property (such delivery being made by causing such items to be retained at the Property). To the extent that any of the foregoing items are in the possession and control of Seller or its property manager, but are not located at the Property, Seller will cause such items to be delivered at the Property (or, in the case of any original Tenant Leases or Service Agreements in the possession and control of Seller or its property manager but not located at the Property, at Buyer's offices at the address set forth in Paragraph 9H below), and to the extent that any of the foregoing items are in the possession and control of Seller or its property manager and are located at the Property, Seller will cause such items to be retained at the Property, and except for keys tagged for identification, Seller and its property manager shall be entitled to retain duplicate copies of any and all such items.

                      (k) To the extent applicable to the Property, as reasonably determined by Seller, a Letter of Non-Applicability or a De Minimus Quantity Exemption, in form reasonably acceptable to Buyer, under the New Jersey Industrial State Recovery Act, N.J.S.A. 13:1k-6 et seq.

                 (2) BUYER DELIVERIES. Buyer shall deliver the following to Seller either directly or through Escrow hereunder:

                      (a) A duly executed and acknowledged Assignment and Assumption Agreement;

                      (b)   A certificate of Buyer ("Buyer Closing
Certificate") updating the representations and warranties contained in Paragraph 7B hereof to the Closing Date and noting any changes thereto;

                      (c)   A Tenant Notice signed by Buyer;

                      (d)   A Service Provider Notice signed by Buyer;

                      (e) Duly executed and acknowledged Transfer Declarations, if applicable;

                      (f) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                      (g)   Such additional documents as may be
reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

           C. CLOSING COSTS. Seller shall pay at Closing (i) any transfer tax attributable to the Deed and any sales tax attributable to the sale of the Personal Property, (ii) one-half of the title insurance premium for the Owner's Policy attributable to standard ALTA coverage (at a rate not in excess of standard issue rates), (iii) the costs of the Survey, (iv) the recording costs of the Deed, and (v) one-half of any escrow or closing charges of the Title Company and, if applicable, the Other Title Company. Buyer shall pay at Closing (i) one-half of the title insurance premium for the Owner's Policy attributable to standard ALTA coverage (at a rate not in excess of standard issue rates), (ii) all premiums and costs for any "extended coverage" or endorsements to the Owner's Policy, together with the cost of any other title insurance coverage (such as lender's title insurance policies), (iii) any other recording costs, and (iv) one-half of any escrow or closing charges of the Title Company and, if applicable, the Other Title Company. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided. Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

           D.    PRORATIONS.

                 (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:

                      (a) TAXES. The real estate taxes and assessments on the Property are assessed on the basis of a fiscal year commencing on July 1st and ending on June 30th. In the event that the Closing Date occurs on or before June 30, 1999, all real estate taxes and assessments on the Property for the current fiscal year (i.e., the period from July 1, 1998 through June 30, 1999) shall be prorated on a per diem basis; provided, however, that in the event that the Closing Date occurs after June 30, 1999, all real estate taxes and assessments on the Property for the new fiscal year (i.e., the period from July 1, 1999 through June 30, 2000) shall be prorated on a per diem basis. Notwithstanding anything in the foregoing to the contrary, (i) Seller shall be entitled to receive any and all property tax refunds applicable to period(s) prior to the Closing Date, (ii) to the extent that the Tax Court of Bergen County (or any other applicable governmental authority) makes (or otherwise authorizes) a refund of any property taxes paid for any period(s) prior to the Closing Date, Seller shall be entitled to collect and receive any and all such property tax refunds (and if Buyer (or its successors and assigns with respect to the Property) receives or is credited with a refund of any property taxes paid for any period(s) prior to the Closing Date by the Tax Court of Bergen County (or any other applicable governmental authority), Buyer (or its successors and assigns with respect to the Property) shall promptly pay over to Seller an amount equal to the amount of such property tax refund or credit), and (iii) to the extent that the Property (or the owner thereof) receives any payment of such property tax refunds for any period(s) prior to the Closing Date, then if Buyer (or its successors and assigns with respect to the Property) has not previously paid to Seller an amount equal to the amount of all such property tax refunds, Buyer (or its successors and assigns with respect to the Property) shall (and hereby agrees) to promptly pay to Seller any and all such property tax refunds (or other property tax credits); provided, however, that (1) Seller shall be solely responsible for making any refunds or reimbursements to the tenants of the Property on account of such property tax refunds pursuant to the terms of the Tenant Leases and upon Seller's receipt of such property tax refunds, Seller shall indemnify Buyer against any claims by tenants pursuant to the terms of the Tenant Leases on account of Seller's failure to make any required refunds or reimbursements to such tenants, (2) Buyer shall reasonably cooperate with Seller in connection with any refunds or reimbursements to the tenants of the Property resulting from such property tax refunds, and (3) except as expressly provided herein, Buyer shall have no liability to the tenants of the Property on account of such property tax refunds. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installments for the new fiscal year shall be the responsibility of Buyer (with Buyer assuming the obligation to pay any installments due after the Closing Date).

                      (b)   FIXED RENT.  All fixed, minimum or base
rentals (other than percentage rent and expense reimbursement amounts) and other tenant charges received in respect to the month in which the Closing Date occurs (the "Current Month") shall be prorated. Such fixed rents for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month including and after the Closing Date (which shall be allocated to Buyer). Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Current Month (to the extent held by Seller) to Buyer on the Closing Date. Fixed rents that are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billings through the Survival Period and shall treat such delinquencies in the same manner as Buyer's delinquencies through the Survival Period provided Buyer shall not be required to commence litigation or refer Seller's delinquencies to counsel for collection and without the requirement of the expenditure of any funds other than the costs associated with normal billings. All fixed rents received by Buyer from a tenant after the Closing Date shall first be applied to the outstanding obligations of such tenant accrued after the Closing Date. After application as set forth above, Buyer shall promptly remit to Seller that portion of fixed rents received after the Closing Date attributable to periods prior to the Current Month. Buyer may not waive any delinquent rents nor modify a tenant lease at the Property (individually, a "Tenant Lease" and collectively "Tenant Leases") so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled hereunder to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue an action against any tenant owing delinquent rents and any other amounts to Seller to collect such amounts, together with damages and the like as a result thereof (but in no event shall Seller have any right to institute eviction proceedings with respect thereto). Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Tenant Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

                      (c)   PERCENTAGE RENT; OTHER CONTRIBUTIONS.

                            (i)   PERCENTAGE RENT; NON-PERCENTAGE RENT
ONLY TENANTS. Certain tenants under Tenant Leases pay rent based upon a percentage of their sales at the Property ("Percentage Rent") but do not pay any fixed, minimum or base rentals (other than such Percentage Rent and expense reimbursement amounts) (the "Percentage Rent Only Tenants"). Any Percentage Rent payable by tenants under the Tenant Leases who are not Percentage Rent Only Tenants (the "Non-Percentage Rent Only Tenants") shall be allocated as set forth in this paragraph. Seller shall receive a proration credit at Closing from Buyer in the amount of One Hundred Forty Thousand Dollars ($140,000) on account of Percentage Rent payments by Non Percentage Rent Only Tenants for periods on or before the Closing Date for calendar year 1999. Accordingly, subject to the proration credit provided to Seller in the preceding sentence, all Percentage Rent received by Seller from Non Percentage Rent Only Tenants on or before the Closing Date for calendar year 1999, if any, shall be credited to Buyer and shall not be prorated, and all Percentage Rent received by Buyer from Non Percentage Rent Only Tenants for calendar year 1999 and periods after the Closing Date shall be retained by Buyer and shall not be prorated. With respect to delinquent Percentage Rents of any kind respecting tenants who are no longer tenants of the Property as of the period prior to calendar year 1999, Seller shall retain all rights relating thereto.

                            (ii)  PERCENTAGE RENT; PERCENTAGE RENT ONLY
TENANTS. The Percentage Rent Only Tenants pay Percentage Rent on a monthly basis in arrears ("Monthly Percentage Rent"). Any Monthly Percentage Rent payable by Percentage Rent Only Tenants for the Current Month shall be prorated as set forth in this paragraph. All Monthly Percentage Rent to be received for the Current Month (as reasonably estimated by Seller) shall be prorated on the Closing Date and Seller shall be entitled to its "allocable share" of such amount. As used herein with respect to Monthly Percentage Rent, Seller's "allocable share" with respect to Monthly Percentage Rent with respect to a Tenant Lease means a fraction, the numerator of which is the number of days in the Current Month in which such Tenant Lease is in effect prior to the Closing Date and the denominator of which is the aggregate number of days in which such Tenant Lease is in effect during the Current Month. Seller shall deliver or provide a credit in an amount equal to all Monthly Percentage Rent for periods after the Current Month (to the extent held by Seller) to Buyer on the Closing Date, if any. Monthly Percentage Rent payments from Percentage Rent Only Tenants which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billings through the Survival Period and shall treat such delinquencies in the same manner as Buyer's delinquencies through the Survival Period provided Buyer shall not be required to commence litigation or refer Seller's delinquencies to counsel for collection and without the requirement of the expenditure of any funds other than the costs associated with normal billings. All Monthly Percentage Rent payments received by Buyer from Percentage Rent Only Tenants after the Closing Date shall first be applied to the outstanding obligations of such tenant accrued after the Closing Date. After application as set forth above, Buyer shall promptly remit to Seller that portion of delinquent Monthly Percentage Rents received from Percentage Rent Only Tenants after the Closing Date attributable to periods prior to the Closing Date. Buyer may not waive any delinquent Monthly Percentage Rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled hereunder to receive delinquent Monthly Percentage Rents without first obtaining Seller's written consent. Seller hereby reserves the right to pursue an action against any Percentage Rent Only Tenant owing delinquent Monthly Percentage Rents and any other amounts to Seller to collect such amounts, together with damages and the like as a result thereof (but in no event shall Seller have any right to institute eviction proceedings with respect thereto). Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Tenant Lease). With respect to delinquent Monthly Percentage Rents and any other amounts or other rights of any kind respecting Percentage Rent Only Tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

                            (iii) OTHER CONTRIBUTIONS.  Pursuant to
Paragraph 5B(1)(j) the balance of any merchandising fund contributions, advertising fund contributions or promotional fund contributions payable under Tenant Leases ("Other Contributions") as of the Closing Date shall be delivered to Buyer.

                      (d) EXPENSE REIMBURSEMENTS. The common area charges, taxes, operating expense and other expense reimbursement obligations of the tenants under the Tenant Leases ("Expense Reimbursements") for calendar year 1999 are paid on an estimated basis in monthly installments in advance. All Expense Reimbursements received in respect to the Current Month (and all required contributions of the landlord under Tenant Leases or the REA documents with respect to any merchandising fund, advertising fund or promotional fund) shall be prorated as set forth in this paragraph. Such Expense Reimbursements for the Current Month which have been received as of the Closing Date (and all required contributions of the landlord under Tenant Leases or the REA documents with respect to any merchandising fund, advertising fund or promotional fund which have been paid as of the Closing Date) shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month including and after the Closing Date (which shall be allocated to Buyer). Seller shall deliver or provide a credit to Buyer on the Closing Date in an amount equal to all required contributions of the landlord under Tenant Leases or the REA documents with respect to any merchandising fund, advertising fund or promotional fund which have not been paid as of the Closing Date for periods prior to the Current Month and Seller shall deliver or provide a credit in an amount equal to all Expense Reimbursements for periods after the Current Month (to the extent held by Seller) to Buyer on the Closing Date (and Buyer shall provide a credit to Seller in an amount equal to all required contributions of the landlord under Tenant Leases with respect to any merchandising fund, advertising fund or promotional fund which have been paid as of the Closing Date and are attributable to periods after the Current Month). Expense Reimbursements that are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billings through the Survival Period and shall treat such delinquencies in the same manner as Buyer's delinquencies through the Survival Period provided Buyer shall not be required to commence litigation or refer Seller's delinquencies to counsel for collection and without the requirement of the expenditure of any funds other than the costs associated with normal billings. All Expense Reimbursements received by Buyer from a tenant after the Closing Date shall first be applied to the outstanding obligations of such tenant accrued after the Closing Date. After application as set forth above, Buyer shall promptly remit to Seller that portion of Expense Reimbursements received after the Closing Date attributable to periods prior to the Current Month. Seller hereby reserves the right to pursue an action against any tenant owing delinquent Expense Reimbursements to Seller to collect such amounts, together with damages and the like as a result thereof (but in no event shall Seller have any right to institute eviction proceedings with respect thereto). Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Tenant Lease). With respect to delinquent Expense Reimbursements respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. Except for Buyer's and Seller's respective obligations under Paragraph 5.D(1)(a) above, Buyer shall be solely responsible for and entitled to any amounts owed to Tenants or payable by such Tenants, respectively, with respect to Expense Reimbursements for calendar year 1999.

                      (e) OPERATING EXPENSES. All items of income or expense under any of the "Service Agreements", as hereinafter defined, together with all other normal and customary operating expenses shall be prorated.

                      (f) SECURITY DEPOSITS. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date.

                      (g) LEASE COMMISSIONS. Buyer shall assume the payment of all leasing and brokerage commissions which may hereafter become due with respect to any Tenant Leases hereinafter executed prior to the Closing Date with Buyer's written consent.

                      (h) TENANT IMPROVEMENT ALLOWANCES. On or before the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed for payment at Closing) all tenant improvement allowances which are payable with respect to Tenant Leases executed prior to the date hereof, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Tenant Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Buyer shall assume the payment of all tenant improvement allowances which may hereafter become due with respect to (i) any renewals of any Tenant Leases or options to lease additional space under any Tenant Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement, and
(ii) any Tenant Leases hereafter executed prior to the Closing Date with Buyer's written consent.

                      (i)   LOANS TO RANCH 1.  Seller or Buyer, as
applicable, shall receive a proration credit at Closing, so that each party will be responsible for Fifty Thousand Dollars ($50,000) of the One Hundred Thousand Dollar ($100,000) loan to Ranch 1 (the "Ranch 1 Loan"), it being intended that Buyer will fund any unfunded portion of the Ranch 1 Loan as of the Closing Date to Ranch 1 when due. In this connection, Seller shall remain responsible for the payment of all advances under the Ranch 1 Loan to the extent that any such advances have not yet been made and Buyer shall be entitled to receive any and all repayments of the Ranch 1 Loan.

                 (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under Paragraph 5D(1) above shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given on or before November 15, 1999, and any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but in any event not later than November 30, 1999.

     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall promptly notify Buyer of such fact, but Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable; provided, however, that Seller shall retain any proceeds received (and the right to receive any proceeds) of rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date; and further provided, however, that until the Closing Date or the sooner termination of this Agreement, Seller shall not adjust, settle, compromise or litigate any condemnation claim or any casualty insurance claim without Buyer's prior written consent (such consent not to be unreasonably withheld or delayed). In connection with any assignment of insurance proceeds hereunder, Seller shall credit Buyer with an amount equal to the applicable deductible amount under Seller's insurance and an amount equal to fifty percent (50%) of any uninsured casualty. At all times from the Effective Date through the Closing Date, Seller shall, at its expense, maintain its existing casualty insurance and rental income loss insurance with respect to the Property.
In the event the cost of repair of damage to the Property on account of a casualty shall exceed $1,000,000 (as determined by the insurance advisor selected by the existing casualty insurer), or in the event the cost of repair of damage to the Property on account of an uninsured casualty shall exceed $1,000,000 (as reasonably determined by Seller), or in the event there shall be a "material taking", Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date (whereupon the Escrow Deposit shall be returned to Buyer and, except for those provisions hereof which survive termination, this Agreement shall terminate). In the event the cost of repair of damage to the Property on account of an uninsured casualty shall exceed $1,000,000 (as reasonably determined by Seller), Seller may, at its option, terminate this Agreement by notice to Buyer, given on or before the Closing Date (whereupon the Escrow Deposit shall be returned to Buyer and, except for those provisions hereof which survive termination, this Agreement shall terminate); provided, however, that in the event that Seller exercises its option to terminate this Agreement because the cost of repair of damage to the Property on account of an uninsured casualty shall exceed $1,000,000, Buyer shall have the right to reinstate this Agreement by notice to Seller, given on or before the date which is three (3) days after Buyer's receipt of Seller's notice of termination, by waiving in writing any obligation of Seller to credit to Buyer fifty percent (50%) of the portion of such uninsured casualty in excess of $1,000,000. As used herein, the term "material taking" means any condemnation where (i) the fair market value of the portion of the Property taken or condemned shall exceed $1,000,000, or
(ii) the remaining portion of the Property after such taking or condemnation is in violation of applicable laws, Tenant Leases or the REA documents with respect to parking.

     7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

           A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

                 (1) GENERAL DISCLAIMER. Except as specifically set forth in Paragraph 7A(2) below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that Buyer has examined, reviewed and inspected all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in Paragraph 7A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. WITHOUT LIMITATION THEREON, BUYER HEREBY WAIVES AND DISCLAIMS
(1) ANY WARRANTY, EXPRESS, IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, SUITABILITY
OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND (2) ANY AND ALL RIGHTS
OF CONTRIBUTION OR OTHER RIGHTS OR REMEDIES AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT
OF 1980 (AS AMENDED) OR ANY OTHER APPLICABLE ENVIRONMENTAL LAWS, RULES
OR REGULATIONS, WHETHER FEDERAL, STATE OR LOCAL.

                 (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of Paragraph 7A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "G" attached hereto and made a part hereof, and except with respect to the representation in subparagraph (g) below, which representation is not limited to Seller's knowledge, Seller has no knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean only the present actual knowledge of Andrea Pauls Backman, after having Seller's third party property manager review (and provide Seller with comments as to their accuracy) the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded):

                      (a)   LIST OF TENANT LEASES; LIST OF REA DOCUMENTS.

Attached as Exhibit "H-1" and made a part hereof is a true, complete and accurate list, as of the date hereof, of all Tenant Leases respecting the Property. Except as set forth in Exhibit "G", neither Seller nor any tenant under a Tenant Lease is in monetary default or material non-monetary default under any of such Tenant Lease that remains uncured. Attached as Exhibit "H-2" and made a part hereof is a true, complete and accurate list, as of the date hereof, of all REA documents respecting the Property.
Except as set forth in Exhibit "G", neither Seller nor any other party to the REA documents is in monetary default or material non-monetary default under any of such REA documents that remains uncured.

                      (b) RIGHTS TO PURCHASE. Seller has not granted any tenants under Tenant Leases or any other third party a right to purchase the Property.

                      (c) EMPLOYEES. Seller has no employees at the Property.

                      (d)   LITIGATION.  Except as set forth in
Exhibit "G", (i) there is no pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property, and (ii) there are no pending insurance claims against the Property or against Seller with respect to the Property.

                      (e) COMPLIANCE. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances, including, all applicable zoning and land use laws and ordinances.

                      (f) SERVICE AGREEMENTS. Seller has not entered into any service agreements or contracts ("Service Agreements") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto, and Seller has not received any written notice of any material default thereunder that remains uncured. Upon the consummation of the transactions contemplated by this Agreement, (i) Seller will terminate all Service Agreements that Buyer requests Seller to so terminate provided that any such Service Agreement may be terminated by Seller as of the Closing without the payment of any additional fees, costs, penalties or premiums, and (ii) Seller will terminate the property management agreement for the Property between Seller and Urban Retail Properties.

                      (g)   DUE AUTHORITY.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are and will be binding upon Seller and will be enforceable in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting creditors' rights generally) and do not and will not conflict with any provision contained in any other agreement to which Seller is a party nor will it cause Seller to be in default under any such agreement. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

                      (h) ENVIRONMENTAL MATTERS. Except as set forth in the reports described in Exhibit "J" attached hereto and made a part hereof (the "Environmental Reports"), Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" at, upon, under, within or adjacent to the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any other hazardous wastes or substances which have, as of the date hereof, been determined under any applicable Federal, State or local government law to be hazardous, toxic or waste by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, (iii) PCBs, (iv) lead, and (v) infectious materials, which materials listed under items (i), (ii),
(iii), (iv) and (v) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "Environmental Compliance Cost" means any reasonable out-of-pocket cost, fee or expense in excess of $25,000 incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.

                      (i) COLLECTIVE BARGAINING AGREEMENTS. Seller is not bound by any collective bargaining agreements with any labor organization applicable to the operation and/or management of the Property.

           B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the State of New York, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

           C. SURVIVAL. Any cause of action of a party for a breach of the representations and warranties contained herein or in any document executed or delivered at Closing shall survive until March 31, 2000 (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder). For the purposes of this Paragraph 7B, Buyer's "actual knowledge" shall mean only the knowledge of any one or more of Marc Yassky, James Konsky, Joseph Speranza and Roy Praver (after having reviewed all matters of public record and all due diligence materials provided to Buyer by Seller and after having made inquiry of its attorneys and third party consultants with respect to Buyer's due diligence reports and investigations).

           D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

                 (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations shall not include extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

                 (2) Seller shall not enter into any additional Service Agreements or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice without the payment of any additional fees, costs, penalties or premiums.

                 (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. Notwithstanding the foregoing, Seller shall not enter into any new Tenant Leases or modifications of any existing Tenant Leases nor terminate or renew any Tenant Leases with respect to the Property, without Buyer's prior written consent (which prior written consent will not be unreasonably withheld and which prior written consent shall be deemed to be given if notice of disapproval is not received by Seller within five (5) days of Buyer's receipt of such request for approval together with a copy of the proposed lease or modification thereof and a summary of all leasing commissions and tenant improvement costs payable in connection therewith); provided, however, Buyer shall pay, or reimburse Seller, for any and all tenant improvement costs, leasing commissions, landlord costs or other expenses in connection therewith; provided further, however, that the exercise of any renewal or extension options by tenants under Tenant Leases shall not be deemed to be a violation on the part of Seller of its obligation under this subparagraph.

                 (4) Except in the case of an emergency, Seller shall not make any material structural alterations to the Property (including, without limitation, any material reduction in the gross leasable area of the Property) without the prior written consent of Buyer (which consent will not be unreasonably withheld).

                 (5) Seller shall not apply for any zoning or land-use change without the prior written consent of Buyer.

                 (6) Seller shall have the right to actively market the Property to third parties for sale and receive back-up purchase offers from such third parties (and enter into negotiations with such third parties in connection therewith).

                 (7) Seller shall maintain its existing insurance (or substantially equivalent coverage) through Closing.

     8. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS PRECEDENT DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY

BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE,
THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN
PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE
WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW
DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND
LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN
THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW
DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE.
IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER
WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY
THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN
THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER
THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER
SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT.  IN THE EVENT
THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF
BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF
SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.


           --------------------        --------------------
           Seller's Initials           Buyer's Initials


     9.    MISCELLANEOUS.

           A.    BROKERS.

                 (1) Except as expressly provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 10A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

                 (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International ("Broker") pursuant to a separate written agreement with Broker. In the event that Broker makes a claim for broker's or finder's fee or commissions in connection with any of the transactions contemplated by this Agreement (regardless of whether or not the transactions contemplated by this Agreement close), Seller shall indemnify and defend Buyer from the same if such claim shall be based upon any statement or agreement alleged to have been made by Seller.

           B.    LIMITATION OF LIABILITY.

                 (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $1,000,000; provided, however, that (a) the limitation of liability contained herein shall not apply to Seller's indemnification obligations under Paragraph 9.A(2) with respect to claims for the payment of a brokerage commission by Broker, (b) solely with respect to the representations, warranties, indemnifications, covenants or other obligations of Seller directly relating to the Tenant Lease for Liz Claiborne, the limitation of liability contained herein shall be increased by an amount not to exceed $300,000, and (c) solely with respect to the representations, warranties, indemnifications, covenants or other obligations of Seller directly relating to the Tenant Lease for British American House, the limitation of liability contained herein shall be increased by an amount not to exceed $200,000, it being intended by the parties that the maximum aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (including any obligations of Seller under the foregoing (b) and (c), but excluding any obligations of Seller under the foregoing (a)) shall not exceed $1,500,000; provided, further however, that (i) in the event that Buyer or Seller obtains, on or before the expiration of the Survival Period, a Tenant Estoppel Certificate with respect to the Tenant Lease for Liz Claiborne and such Tenant Estoppel Certificate meets the Minimum Estoppel Standards, the limitation of liability contained herein shall be reduced by an amount equal to $300,000, and (ii) in the event that Buyer or Seller obtains, on or before the expiration of the Survival Period, a Tenant Estoppel Certificate with respect to the Tenant Lease for British American House and such Tenant Estoppel Certificate meets the Minimum Estoppel Standards, the limitation of liability contained herein shall be reduced by an amount equal to $200,000, it being intended by the parties that, to the extent that Buyer or Seller obtains, on or before the expiration of the Survival Period, Tenant Estoppel Certificates with respect to the Tenant Leases for each of Liz Claiborne and British American House and such Tenant Estoppel Certificates meet the Minimum Estoppel Standards, the maximum aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (excluding Seller's indemnification obligations under Paragraph 9.A(2) with respect to claims for the payment of a brokerage commission by Broker) shall not exceed $1,000,000. In this connection, in the event that upon the consummation of the transactions contemplated by this Agreement, Seller has not obtained a Tenant Estoppel Certificate from one or more tenants of the Property, Buyer shall reasonably cooperate with Seller's efforts to obtain a Tenant Estoppel Certificate from such tenant(s).

                 (2) In no event shall Seller have any liability pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied under this Agreement or any document executed or delivered in connection therewith), if any, unless and until such liabilities shall exceed $25,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit Seller's liability for any proration amounts provided for in this Agreement.

                 (3) No constituent partner in or agent of Seller, nor any partner, member, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, advisor or agent of any entity that is or becomes a constituent partner in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

                 (4) Notwithstanding the foregoing, Seller or its successor in interest shall either (a) maintain a net worth on a current value basis of not less than $1,500,000 (net of any known liabilities) for the Survival Period (or if a timely claim is made by Buyer hereunder, until such claim is finally resolved), or (b) establish reserves of at least $1,500,000 in cash or reasonably liquid investments (net of any known liabilities) as of the Closing Date for the purpose of paying during the Survival Period any claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), with respect to the Property; provided, however, that (i) in the event that Buyer or Seller obtains, on or before the expiration of the Survival Period, a Tenant Estoppel Certificate with respect to the Tenant Lease for Liz Claiborne and such Tenant Estoppel Certificate meets the Minimum Estoppel Standards, Seller or its successor in interest shall have the right to reduce its net worth on a current value basis (or the amount of the reserves required hereunder) by an amount not to exceed $300,000, and (ii) in the event that Buyer or Seller obtains, on or before the expiration of the Survival Period, a Tenant Estoppel Certificate with respect to the Tenant Lease for British American House and such Tenant Estoppel Certificate meets the Minimum Estoppel Standards, Seller or its successor in interest shall have the right to reduce its net worth on a current value basis (or the amount of the reserves required hereunder) by an amount not to exceed $200,000.

           C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

           D. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

           E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

           F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

           G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership or limited liability company in which Buyer is the managing general partner or managing member, as applicable, and has not less than a 51% interest in capital and profits in such entity; provided further, however, that Buyer may assign this Agreement to any entity in which Buyer, Lehman Brothers Holdings, Inc. ("Lehman") or a combination thereof has not less than a 51% interest in capital and profits in such entity. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Seller hereby acknowledges that the Escrow Deposit has been funded by a loan from Lehman, that Buyer has assigned its interest in this Agreement to Lehman as collateral for such loan; and that Buyer may not modify this Agreement or waive any provision herein without the consent of Lehman. Buyer hereby acknowledges and agrees that Seller shall be entitled to rely upon any written notice received from Lehman with respect to this Agreement, that Seller shall not be obligated to accept any performance hereunder from Lehman on the behalf of Buyer unless and until Seller receives written a written notice from Lehman stating that Lehman is tendering such performance on the behalf of Buyer, and that except for Seller's obligations hereunder as expressly provided in this Agreement, Seller shall not have any liability to Buyer or Lehman with respect to the transactions between Buyer and Lehman.

           H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):


                 TO BUYER:
                 --------

                 Shopco Advisory Corp.
                 1250 Broadway
                 New York, New York 10001
                 Attention: Mr. Roy Praver
                 Facsimile: (212) 594-9400 ext. 491
                 Telephone: (212) 594-9425

                 WITH COPY TO:
                 ------------

                 O'Melveny & Myers LLP
                 Citicorp Center
                 153 East 53rd Street
                 New York, New York 10022-4611
                 Attention: Ken Friedman, Esq.
                 Facsimile: (212) 326-2061
                 Telephone: (212) 326-2870


                 WITH COPY TO:
                 ------------

                 Lehman Brothers Holding, Inc.
                 3 World Financial Center
                 New York, New York 10285
                 Attention: Mr. Carmine A. Visone
                 Facsimile: (212) 526-1415
                 Telephone: (212) 526-1796


                 TO SELLER:
                 ---------

                 c/o JMB Realty Corporation
                 900 North Michigan Avenue
                 9th Floor
                 Chicago, Illinois 60611
                 Attention: Ms. Andrea Pauls Backman
                 Facsimile: (312) 915-2502
                 Telephone: (312) 915-2367


                 WITH COPY TO:
                 ------------

                 Hamptons International
                 55 West Monroe
                 Suite 3200 West
                 Chicago, Illinois 60603
                 Attention: Ms. Anne Brettingen
                 Facsimile: (312) 899-0923
                 Telephone: (312) 899-7720


                 WITH COPY TO:
                 ------------

                 Pircher, Nichols & Meeks
                 1999 Avenue of the Stars
                 Suite 2600
                 Los Angeles, California 90067
                 Attention: Real Estate Notices (GML)
                 Facsimile: (310) 201-8922
                 Telephone: (310) 201-8900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notice may be given by facsimile transmission and shall be deemed given upon actual receipt of the same by the party to whom the same is to be given (as evidenced by electronic confirmation thereof).

           I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes.

           J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY
BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                            SELLER:
                            ------

                            JMB INCOME PROPERTIES, LTD.-XI,
                            an Illinois limited partnership

                            By:   JMB Realty Corporation,
                                  a Delaware corporation,
                                  General Partner


                                  By:
                                       ------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------


                            BUYER:
                            -----

                            SHOPCO ADVISORY CORP.,
                            a New York corporation


                            By:
                                  ------------------------------
                            Name:
                                  ------------------------------
                            Title:
                                  ------------------------------

                    ESCROW HOLDER'S ACKNOWLEDGEMENT
                    -------------------------------


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Effective Date: June  __, 1999

                 FIRST AMERICAN TITLE INSURANCE COMPANY OF NEW YORK


                 By:
                      ------------------------------
                 Name:
                      ------------------------------
                 Title:
                      ------------------------------
                            "Escrow Holder"

                             EXHIBIT LIST
                             ------------




     "A" - Property Description

     "B" - Personal Property

     "C-1" - Required Tenants

     "C-2" - Form of Tenant Estoppel Certificate

     "C-3" - Form of REA Estoppel Certificate

     "D" - Deed

     "E" - Bill of Sale, Assignment and Assumption Agreement

     "F" - Certificate of Non-Foreign Status

     "G" - Exceptions to Seller's Representations and Warranties

     "H-1" - List of Tenant Leases

     "H-2" - List of REA Documents

     "I" - Service Agreements

     "J" - Environmental Reports

     "K" - Initial Title Objection Notice